UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

POWERVERDE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27866 (Commission File Number)	88-0271109 (I.R.S. Employer Identification No.)

9300 S. Dadeland Blvd., Suite 600, Miami, Florida (Address of Principal Executive Offices)	33156 (Zip Code)

Registrant’s telephone number, including area code: (305) 670-3370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	Other Events

On September 30, 2020, PowerVerde, Inc. (“PowerVerde”) purchased from George Konrad, PowerVerde’s founder and former CEO and Director (“Konrad”) all of Konrad’s 4,027,408 shares of PowerVerde common stock (the “Shares”), representing 12.7% of PowerVerde’s issued and outstanding common stock, for an aggregate price of $300,000 ($.074 per share).

PowerVerde raised the funds used for the purchase of the Shares through a private placement of convertible notes (the “Notes”) to accredited investors (the “Offering”). The Notes are payable in one principal payment, along with any unpaid interest, on December 31, 2023. Interest is payable semiannually at 10% per year. The Notes are convertible into common stock at a price of $.20 per share during the first year, $.30 per share during the second year and $.50 thereafter until maturity.

Since commencement of the Offering in June 2020, PowerVerde has sold $586,000 principal amount of Notes, of which $300,000 was paid to Konrad for the Shares. A commission of 6.4% of the principal amount is payable in connection with the Offering to PowerVerde’s CEO Richard Davis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERVERDE, INC.

Date: October 6, 2020	By:	/s/ Richard H. Davis
	Name:	Richard H. Davis
	Title:	Chief Executive Officer